Exhibit 10.3

                                  LUMENIS LTD.
                                  ISRAEL 2003
                                  -----------

                                SHARE OPTION PLAN
                                -----------------

                                    ARTICLE I
                                     PURPOSE
                                     -------

This Israel 2003 Share Option Plan (the "PLAN") is intended to provide incentive compensation to, and to encourage share ownership by, the directors, officers, employees (the "OPTIONEES") of Lumenis Ltd. and its subsidiaries (collectively, the "COMPANY"), that are residents of the State of Israel in order to align their interests with those of the Company's shareholders, and to encourage the sense of proprietorship of such parties, and to stimulate the active interest of such parties in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the Plan approved by the board of directors of the Company (the "BOARD") and to encourage such parties to remain in their respective capacities with the Company.

The word "employee", when used in this Plan, shall have the meaning, with respect to each Optionee, as provided in the relevant law rules or regulation applicable within the Israeli law.

The word "subsidiary", when used in the Plan, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations (other than the last corporation in the chain) owns stock possessing more than 50 percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Options granted under the Plan may contain such terms as will qualify such options for the special tax treatment under section 102(b)(2) of the Israeli Tax Ordinance (New Version), 5721-1961, as amended (the "ORDINANCE"), and the Income Tax Rules (Tax Benefits in Stock Issuances to Employees) 5763-2003 (the "RULES") ("102(B)(2) Options").

The Company's election of the type of 102 Options granted to Employees (the "ELECTION"), shall be appropriately filed with the Israeli Tax Authorities at least 30 days before the date of grant of 102(b)(2) Options. The Election shall obligate the Company to grant only the type of 102 Options it has elected, and shall apply to all Optionees who were granted Approved 102 Options until the end of the year following the year during which the Company first granted 102(b)(2) Options, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, the Company has elected the type of 102 Options to be granted as the 102(b)(2) Options and such Election shall not prevent the Company from granting unapproved 102 Options simultaneously.

The 102(b)(2) Options which shall be granted to Optionees and/or any shares issued upon exercise of such Options and/or any other shares received subsequently following any realization of rights resulting from a 102(b)(2) Option or from shares issued upon exercise of a 102(b)(2) Option, including without limitation bonus shares, shall be issued to a trustee nominated by the Committee, and approved in accordance with the provisions of Section 102 of the Ordinance (the "TRUSTEE") and held for the benefit of the Optionees for a period of not less than

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two years (24 months) from the end of the tax year in which the options were granted (the "HOLDING PERIOD"), and thereafter, the Trustee will transfer the Options or the Option shares, as the case may be, to the Optionees and/or to any third party upon his/her demand, subject to any deduction or withholding required under the Ordinance, the Rules or any other applicable law.

With respect to any 102(b)(2) Options, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not be entitled to sell or release from trust any Share received upon the exercise of a 102(b)(2) Options and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the holding period required under Section 102 of the Ordinance.

For the purposes of this Plan the Company has appointed Ernst and Young (Israel) (Kost Forer and Gabbay), or any substitute thereof to serve as Trustee under the Plan and under the terms of a Trust Agreement as shall be approved and amended from time to time by the Board or the Executive committee thereof.

All options granted hereunder, whether together or separately, shall be referred to hereinafter as the "OPTIONS".

                                   ARTICLE II
                                 ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board (the "COMMITTEE"). Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.

Subject to the provisions of the Plan and any applicable law or NASDAQ Stock Market ("NASDAQ") rule the Committee shall have the power to recommend to the Board and the Board shall have the full power and authority to: (i) designate participants; (ii) determine the terms and provisions of the respective Option Agreements, including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture and to cancel or suspend awards, as necessary; (iii) determine the Fair Market Value of the Shares covered by each Option; (iv) make an election as to the type of Approved 102 Option; and (v) designate the type of Options.

The Committee shall have full power and authority to :(i) alter any restrictions and conditions of any Options or Shares subject to any Options (ii) interpret the provisions and supervise the administration of the Plan; (iii) accelerate the right of an Optionee to exercise in whole or in part, any previously granted Option; (iv) determine the exercise price of the Option; (v) prescribe, amend and rescind rules and regulations relating to the Plan; and (vi) make all other determinations deemed necessary or advisable for the administration of the Plan.

Notwithstanding the above, the Committee shall not be entitled to grant Options to the Optionees, however, it will be authorized to issue Shares underlying Options which have been granted by the Board and duly exercised pursuant to the provisions herein in accordance with section 112(a)(5) of the Companies Law 5759-1999 ("COMPANIES LAW"). All decisions, determinations and interpretations of the Committee shall be final and binding on the Optionee.



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                                   ARTICLE III
                                     SHARES

The shares to be optioned under the Plan shall be either (i) authorized but unissued Ordinary Shares, par value NIS 0.1 per share, of the Company, or (ii) Ordinary Shares which the Company may acquire (together, the "ORDINARY SHARES").

Under the Plan, the total number of Ordinary Shares which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, 2,000,000 Ordinary Shares. The Ordinary Shares shall be adjusted or increased in accordance with the provisions of Article X and Article XIX hereof.

The number of Ordinary Shares available for grant of Options under the Plan shall be decreased by the sum of the number of shares with respect to which Options have been issued and that are then outstanding and the number of shares issued upon exercise of Options. In the event that any outstanding Option under the Plan for any reason expires, is terminated, or is canceled prior to the end of the period during which options may be granted, the Ordinary Shares underlying such option, may again be subject to an Option under the Plan.

Each Option granted pursuant to the Plan, shall be evidenced by a written agreement between the Company and the Optionee (the "OPTION AGREEMENT"). Each Option Agreement shall state, among other matters, the number of Shares to which the Option relates, the vesting dates, the purchase price per share, the expiration date and such other terms and conditions as the Committee or the Board in its discretion may prescribe, provided that they are consistent with this Plan. Options may be granted at any time after this Plan has been approved by the Company, subject to any further approval or consent required under
Section 102 of the Ordinance or the Rules, in case of 102 Options, except that any and all Options shall be effective upon their grant provided that all required approvals shall have been received in respect of the grant of such Option, as required under the relevant rules and regulations, and the Optionee has signed and delivered to the Company a notice and undertaking as required under such rules.

                                   ARTICLE IV
                           ELIGIBILITY OF PARTICIPANTS

Office holders and other employees of the Company or of its subsidiaries and directors of the Company or its subsidiaries who are residents of the State of Israel, shall be eligible to participate in the Plan.

To the extent applicable and anything in the Plan to the contrary notwithstanding, all grants of Options to directors and office holders ("NOSEI MISRA" - as such term is defined in the Companies Law) shall be authorized and implemented only in accordance with the provisions of the Companies Law, as in effect from time to time, or Executive Officers, as such term is defined under the SEC rules and regulations.

                                    ARTICLE V
                                  OPTION PRICE

Unless the Committee determines otherwise, the option exercise price shall be the last reported sales price of the Ordinary Shares on the NASDAQ (the "FAIR MARKET PRICE"), on the date of grant.


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                                   ARTICLE VI
                                TERMS OF OPTIONS

The Committee shall determine the dates after which Options may be exercised, in whole or in part. An Option is exercisable in installments, and may be exercisable in whole or in part, with the unexercised portion of the Option remaining exercisable.

Any other provision of the Plan notwithstanding, no Option shall be exercised after the tenth anniversary of the date that the Option was granted (the "TERMINATION DATE").

With respect to the directors, Chief Executive Officer ("CEO"), officers reporting directly to the CEO of the Company or EVPs, the Options granted hereunder shall become exercisable with respect to the entire amount of the Ordinary Shares underlying such Options immediately upon a Change in Control of the Company, unless the Board or the Committee determined otherwise with respect to any specific director or officer upon approval of the Options granted. A "Change in Control" means the first to occur of any of the following dates:

(i) An acquisition (other than directly from the Company) of any voting securities of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities, unless such Person has filed a Schedule 13D within the 12 month period prior to the Plan being first approved by the Board; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by (X) the Company or (Y) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (B) the Company or its Subsidiaries, or (C) any Person who files in connection with such acquisition a Schedule 13D which expressly disclaims any intention to seek control of the Company and does not expressly reserve the right to seek such control; provided, however, that any amendment to such statement of intent which either indicates an intention or reserves the right to seek control shall be deemed an "acquisition" of the securities of the Company reported in such filing as beneficially owned by such Person for purposes of this paragraph (i);

(ii) The individuals who, as of the beginning of any two year period, are members of the Board (the "INCUMBENT BOARD"), ceasing for any reason, during such two year period, to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Agreement, be considered a member of the Incumbent Board; or


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(iii)    The consummation of any of the following transactions as entered into by the Company:

         (A) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction" i.e., meets any of the requirements described in (i) or (ii) below:

                  (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "SURVIVING CORPORATION") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; or

                  (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving corporation immediately following the consummation of such merger, consolidation or reorganization;

         (B)      A complete liquidation or dissolution of the Company; or

         (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "SUBJECT PERSON") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such, a Beneficial Owner acquires additional Voting Securities which increase the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.

      Share options granted hereunder to employees may provide that if, prior to the Termination Date, an Optionee shall cease to be employed or to grant any services, without cause by the Company or a subsidiary thereof (otherwise than by reason of death or disability), the option will remain exercisable after the date of cessation of employment (unless specifically stated otherwise in the specific option grant letter) to the extent it was exercisable at the time of cessation of employment for a period of ninety
      (90) days after the date of cessation of employment, provided, however, that non-exercisable options will become void, at the date of cessation of employment. If, prior to the Termination Date, an Optionee shall cease to be


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      employed by the Company or any subsidiary thereof by reason of a disability, Options granted hereunder may remain exercisable to the extent exercisable at the time of cessation of employment for a period of 12 months from the date of cessation of employment. For the purposes hereof, "cessation of employment" shall mean the date upon notification of termination of employment has been delivered, by either the Company or the Optionee. In no event, however, shall an Option be exercisable after the Termination Date. The Option shall expire with respect to all Ordinary Shares covered thereby into which at the time of termination of the Option, the Option was not exercisable. In the event of the death of an Optionee prior to the Termination Date and while employed by the Company or a subsidiary thereof or while entitled to exercise an Option pursuant to the preceding sentences of this paragraph, Options granted hereunder may provide that they will remain exercisable by the person or persons to whom the Optionee's rights under the Option pass by will or by applicable laws of descent and distribution and to the extent that the Optionee was entitled to exercise it on the date of death for a period of 12 months from the date of the death of the Optionee.

      Notwithstanding the above, if prior to the Termination date, an Optionee shall cease to be employed by the Company for reasons which, as determined by the Company in its discretion, amount to bad faith, gross negligence or fraud, or as a result of the termination of such Optionee for cause, any Option or portion of an Option not exercised as of the date of cessation of employment will expire and terminate on such date, unless specifically stated otherwise in the specific Option Agreement.

                                   ARTICLE VII
                             SPECIAL TAX PROVISIONS

                             INTENTIONALLY OMITTED.

                                  ARTICLE VIII
                               EXERCISE OF OPTIONS

An Optionee may exercise any exercisable Option by signing and returning to the Company at its principal office, a "NOTICE OF EXERCISE" in the form prescribed from time to time by the Company together with payment of the exercise price. Cashless exercise of Options will be permitted under the Plan. Such payment will be made in Israeli Shekels (according to the exchange rate between the US Dollar and the Israeli Shekel at the date of exercise) in accordance with the terms of the related Option Agreement. The Notice of Exercise shall specify the number of Shares with respect to which the Option is being exercised. The Company is obligated to issue Shares upon such Notice of Exercise of an Option granted under the Plan upon (a) the Company's completion of any registration or other qualifications of the Ordinary Shares under any state and/or federal law, rulings or regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee's death) to assure that the sale of the Ordinary Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee): (a) is purchasing the Ordinary Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings


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which such Optionee has given to the Company or a reference thereto and (ii)
that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable requirements of State and federal laws and regulatory agencies.

Payment for Ordinary Shares purchased upon the exercise of an Option granted hereunder shall be made in full upon exercise of the Option, by wire transfer or certified or bank cashier's check payable to the order of the Company. Notwithstanding the aforesaid, cashless exercise of Options will be permitted under the Plan. The Ordinary Shares purchased shall there upon be promptly delivered to the Trustee, provided however, that the Company may, in its discretion, require that an Optionee pay to the Company or the Trustee, at the time of exercise or grant, as the case may be, such amount as the Company deems necessary to satisfy its obligation to withhold Israeli or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

                                   ARTICLE IX
                      NON-TRANSFERABILITY OF OPTION RIGHTS

No Option shall be transferable, except by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by Optionee, or by such Optionee's legal representative.

                                    ARTICLE X
                      ADJUSTMENT FOR RECAPITALIZATION, ETC.

The aggregate number of Ordinary Shares which may be purchased upon exercise of the Options granted hereunder, the number of Ordinary Shares covered by each outstanding Option and the price per share of each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of the Company resulting from a stock split or other subdivision or consolidation of shares or payments of stock dividends or distributions or other increases or decreases in the number of outstanding Ordinary Shares effected without receipt of consideration by the Company or in the event of any other extraordinary transaction.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become issuable upon exercise of an Option.

                                   ARTICLE XI
                        NO OBLIGATION TO EXERCISE OPTION

The grant of an Option pursuant to the Plan shall impose no obligation on the Optionee to exercise such Option.

                                   ARTICLE XII
                                 USE OF PROCEEDS

The proceeds received from the issuance of Ordinary Shares upon exercise of Options, pursuant to the Plan shall be used for such purposes as the Company shall determine to be appropriate.


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                                  ARTICLE XIII
                             RIGHTS AS A SHAREHOLDER

The Company shall not be required to recognize an Optionee as a shareholder with respect to any share issuable or transferred, as the case may be, upon the exercise of such Option by the Optionee until such Optionee shall have become the holder of record of such share, and such Optionee shall not be entitled to vote or to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which he/she shall have become the holder of record thereof, and with respect to shares held by the Trustee subject to the provisions of Article I herein and section 102 to the Ordinance.

                                   ARTICLE XIV
                                EMPLOYMENT RIGHTS

Neither the Option Plan nor the Option agreement with the Optionee shall impose any obligation on the Company or a subsidiary thereof, to continue any Optionee in its employ, or the hiring by the Company of the Optionee's services and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or a subsidiary thereof or restrict the right of the Company or a subsidiary thereof to terminate such employment or service hiring at any time.

                                   ARTICLE XV
                             COMPLIANCE WITH THE LAW

The Company shall not be liable for the non-issuance or non-transfer or any delay in issuance or transfer of any Ordinary Shares issuable or transferred, as the case may be, upon the exercise of any Options granted under the Plan which results from the inability of the Company to obtain, or from any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer Ordinary Shares of the Company upon exercise of the Options under the Plan or upon the transfer of Ordinary Shares issued upon such exercise, if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of Options to reflect such transfer restrictions.

                                   ARTICLE XVI
                  RIGHTS DERIVING FROM THE EXERCISE OF OPTIONS

To avoid doubt, the Optionees shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Optionee as holder of such Shares in the Company's register of shareholders upon exercise of the Option in accordance with the provisions of the Plan, but in case of Options and Shares held by the Trustee, subject to the provisions of
Article VI of the Plan


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                                  ARTICLE XVII
                               TRANSFER OF SHARES

By exercise of an option granted hereunder, the Optionee agrees that any sale, transfer or other disposition of any of the Ordinary Shares issued upon such exercise shall be made in accordance with the applicable requirements of Rule 144, including, if applicable, the volume limitations applicable to "affiliates" of the Company.

                                  ARTICLE XVIII
                       AMENDMENT OR DISCONTINUANCE OF PLAN

Subject to any applicable law and NASDAQ Rule, the Board or the Committee may, without the consent of the Company's shareholders or any Optionee under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, including amendments deriving or needed as result of any legal changes or tax reform that may be enacted in Israel in the future or any other legal arrangements which may replace the current legal arrangement under Section 102 of the Ordinance, provided that no such action shall adversely affect Options granted hereunder prior to such amendment or modification without consent of any Optionee adversely effected.

                                   ARTICLE XIX
                                      TAXES

Each Optionee shall be solely liable for all taxes and other fees resulting from the grant and/or exercise of Options granted under the Plan and disposition of shares acquired pursuant to the exercise of an Option.

Each Optionee should consult with his/her individual tax advisers to determine the possible tax consequences of the grant and/or exercise of Options granted under the Plan and the disposition of shares acquired pursuant to the exercise of the Option in his/her personal tax circumstances.

The Company and/or the Trustee (where applicable) shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding of taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee (where applicable) any shareholder, director, manager or other Nosei Misra in the Company, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

The Board, the Committee and/or the Trustee shall not be required to release any Share certificate, issued upon exercise of an Option, to an Optionee, until all required payments have been fully made.

                                   ARTICLE XX
                         EFFECTIVENESS AND TERM OF PLAN

The Plan shall become effective upon the approval of the Board of the Company and will expire on the tenth anniversary of the date of such approval. No Option may be granted pursuant to the Plan after the termination of the Plan, however, Options outstanding on that date may still be exercised in accordance with the terms of their grant.


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                                  ARTICLE XXII
                  GOVERNING LAW AND OTHER NATIONAL REGULATIONS

The Plan and all instruments issued hereunder shall be governed by and interpreted in accordance with the laws of the State of Israel, subject to all applicable laws, rules, and regulations, whether of the State of Israel or any other state, and to such approvals by any governmental agencies or national securities exchanges as may be required.


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